EMPIRE THE MISCIAL WORLDWIDE LIMITED LIABILITY COMPANY
BALANCE SHEET
DECEMBER 31, 2015
(UNAUDITED)
Assets
Cash and cash equivalents $ 294,362
Accounts receivable and advances 45,590
Royalty advances 29,154
Prepaid preliminary production costs 2,849,441
Total Assets $ 3,218,547
Liabilities and Members' Equity
Liabilities
Accounts payable and accrued expenses $ 2,807
Loans payable 410,000
Total Liabilities 412,807
Members' Equity 2,805,740
Total Liabilities and Members' Equity $ 3,218,547
STATEMENT OF MEMBERS' EQUITY
(UNAUDITED)
Investing members' capital contributions $ 2,805,740
Members' Equity $ 2,805,740


EMPIRE THE MISCIAL WORLDWIDE LIMITED LIABILITY COMPANY
SCHEDULE OF PREPAID PRELIMINARY PRODUCTION COSTS
FOR THE PERIOD FROM DATE OF INCEPTION
THROUGH DECEMBER 31, 2015
(UNAUDITED)
Physical Production
Scenery and automation $ 16,276
Production Fees
Author 101,500
Director 51,261
Choreographer 9,856
Costume designer 17,500
Lighting designer 10,000
General manager 10,000
Dance arranger 5,000
205,117
General and Administrative
Producer's office fee 42,500
Accounting and payroll service 11,900
Insurance 14,156
Payroll taxes 960
Union assessments 2,515
Telephone, messenger, fax and copier 319
Meals 157
Transportation 1,897
Miscellaneous 34
74,438
Development Expenses
January 2015 two week staged reading 99,921
May 2013 29 hour reading 30,025
2012 staged reading 26,945
Other developmental expenses 1,760,229
1,917,120
Balance of prepaid preliminary production costs carried forward 2,212,951


EMPIRE THE MISCIAL WORLDWIDE LIMITED LIABILITY COMPANY
SCHEDULE OF PREPAID PRELIMINARY PRODUCTION COSTS
FOR THE PERIOD FROM DATE OF INCEPTION
THROUGH DECEMBER 31, 2015
(UNAUDITED)
Balance of prepaid preliminary production costs brought forward $ 2,212,951 Workshop
Physical Production
Scenery and automation 47,567
Projections 2,000
Sound preparation and perishables 6,167
Piano tuning and music equipment 1,050
56,784
Production Fees
Choreographer 5,625
Scenic designer 11,875
General manager 12,500
Executive producer 12,500
Music director 20,577
Dance arranger 3,000
Casting director 10,000
76,077
Audition and Rehearsal Expense
Audition hall, pianist and casting 10,059
Rehearsal hall 22,691
Presentation space and venue labor 31,450
Rental fees 319
Projector rental 600
Presentation refreshments 3,505
Stage manager's expenses 4,228
72,852
Balance of prepaid preliminary production costs carried forward 2,418,664


EMPIRE THE MISCIAL WORLDWIDE LIMITED LIABILITY COMPANY
SCHEDULE OF PREPAID PRELIMINARY PRODUCTION COSTS
FOR THE PERIOD FROM DATE OF INCEPTION
THROUGH DECEMBER 31, 2015
(UNAUDITED)
Balance of prepaid preliminary production costs brought forward $ 2,418,664 Production Salaries
Principals 204,683
Production stage manager 16,915
Assistant stage manager 12,321
Company managers 6,000
Assistant musical director 7,005
Drums 4,720
Arrangements, music copying and preparation 5,000
Assistant director 6,000
Assistant choreographer 6,000
Child guardian 3,600
Tutor and work permit 6,850
Properties person and shopper 3,750
Production assistant 4,000
Other technical support 2,240
289,084
General and Administrative
Accounting and payroll service 5,541
Insurance 13,896
Payroll taxes 38,294
Union assessments 71,687
Telephone, messenger, fax and copier 1,409
Cartage 2,810
Invitations 1,496
Miscellaneous 1,540
136,673
Transportation, Housing and Per Diem
Transportation 2,333
Housing 999
Per diems 700
Local transportation 988
5,020
Total Prepaid Preliminary Production Costs $ 2,849,441